UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

YEW BIO-PHARM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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YEW BIO-PHARM GROUP, INC.

9460 Telstar Avenue, Suite 6

El Monte, California 91731

To:       The Holders of the Common Stock of Yew Bio-Pharm Group, Inc.

Re:         Action by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Yew Bio-Pharm Group, Inc., a Nevada corporation (the “Company”, or “YBP”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on November 2, 2017. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 2, 2017, in lieu of an Annual Meeting of stockholders.

1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
2.	To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”); and
3.	A proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The foregoing actions were approved on November 2, 2017 by our Board of Directors. In addition, on November 2, 2017 the holders of 51.60% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about December 5, 2017 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about November 14, 2017.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Zhiguo Wang
Zhiguo Wang, Chief Executive Officer

November __, 2017

El Monte, CA

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Yew Bio-Pharm Group, Inc., a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on November 2, 2017.

Copies of this Information Statement are first being sent on or about November 14, 2017 to the holders of record on November 2, 2017 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated November 2, 2017, in lieu of a meeting of the stockholders:

1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and
2.	To grant the Board of directors the discretionary authority to amend the Company’s articles of incorporation to effect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”); and
3.	A proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is November 2, 2017. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on November 2, 2017 (the “Record Date”). As of the Record Date, the Company had outstanding 51,875,000 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave., Suite 205, Encinitas, CA 92024. Telephone: 619-664-4780.

Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 51.60% of the outstanding voting stock, are as follows: Zhiguo Wang, one of our officers and directors (38.75%) and Guifang Qi, one of our officers and directors and the wife of Mr. Wang (4.70%), Bo li, a shareholder (1.93%), Yicheng Wang (4.29%), a shareholder and Renchun Wang (1.93%), a shareholder.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about December 5, 2017.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of three (3) members, namely, Zhiguo Wang and his wife, Guifang Qi and Mr. Xuehai Wu. These current directors of the Board have been nominated to continue to be directors.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the effective date of the actions in this Information Statement:

Name	Age	Position(s)
Zhiguo Wang	55	Director

Guifang Qi	55	Director

Xuehai Wu	43	Director

Biographical Information Regarding Directors

Zhiguo Wang has been the President and Chairman of the Board of the Company since it was incorporated in November 2007, and has been the Secretary and Chief Financial Officer of the Company since December 2013. Mr. Wang founded our company in 1996 and has served as General Manager of our variable interest entity, Harbin Yew Science and Technology Development Co., Ltd. (“HDS”), since its inception. Since August 2007, Mr. Wang has served as executive director of the China National Forest Industry Association. In January 2007, he was elected to the first board of directors by the Heilongjiang Province Pharmaceutical Professional Association. In August 2007, he was elected Executive Director of the China National Forest Industry Association. In December 2010, Mr. Wang was elected vice chairman of the Heilongjiang Province Forestry Industry Association. Mr. Wang is also involved in the management of other businesses, including Yew Pharmaceutical Co., Ltd. (“Yew Pharmaceutical”), Shanghai Kairun Bio-Pharmaceutical Co., Ltd. (“Kairun”) and Zishan Technology Co., Ltd. (“ZTC”). He currently devotes approximately 71% of his time, or 120 hours per month, on average, to the Company’s business. Mr. Wang graduated from Northeast Forestry University, located in Harbin, for both his undergraduate and graduate degrees. Mr. Wang is the husband of Guifang Qi.

Guifang Qi has been the Treasurer of the Company since May 2010 and a director of the Company since December 2010. Since 1997, she has also served as Vice General Manager of HDS in charge of purchasing and suppliers. Madame Qi graduated from Mudanjiang Forestry School, located in Mudanjiang, Heilongjiang Province, where she majored in forestry. Madame Qi is the wife of Zhiguo Wang.

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Xuehai Wu has been a director of the Company since September, 2015. Mr. Wu is the Deputy General Manager of Harbin Yew Science and Technology Development Co., Ltd., a subsidiary of the Company, since April, 2014. From October, 2011 until March 2014, Mr. Wu was the Chairman of the Board of Heilongjiang Zhilong Pharmaceutical Technology Development Co., Ltd and from June 2007 until September 2011, he was the Deputy General Manager for Harbin High-Tech White Swan Pharmaceutical Group Co. Mr. Wu graduated with a Bachelor degree from Northeast Agricultural University (China) where he majored in biological science.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business. None of our directors presently serves as a director of any other public companies.

Each of our director’s primary qualification to serve as such involves his or her extensive experience with different aspects of yew tree technology, cultivation, engineering and/or project management.

Mr. Wang is the founder of the Company, and formally educated and trained as an Engineer in Forestry and a Senior Engineer of Pharmaceutical Engineering. His specific experience, qualifications, attributes and skills that led to the conclusion that he should serve as a director of the Company include the following. From 1984 to 1995, Mr. Wang developed and created the first artificial yew forest in the world, for which he received the Second Scientific and Technological Progress Award for Heilongjiang Province in 1995. In 2002, Mr. Wang took part in, and took charge of, the research and development of Dakesu , which was a project in the scientific and technological development program of Ministry of Science and Technology under the PRC’s Tenth Five-Year Plan. In 2005, Mr. Wang took part in, and took charge of, the pre-clinical research of the new anti-cerebral ischemia marine vaccine “Maitong” which was a project of the 863 Program under the PRC’s Tenth Five-Year Plan. On January 18, 2006, this project passed the check and acceptance of the Ministry of Science and Technology. In 2006, Mr. Wang took part in, and took charge of, clinical research of the sea cucumber polysaccharide vaccine, which was also an 863 Program under the PRC’s Eleventh Five-Year Plan”. In 2006, the extract from plants of taxus species and the extracting method and the application of the extract (taxus injection solution) researched and developed by Mr. Wang received a patent issued by SIPO.

Mr. Wang has received numerous awards for his work in yew tree development, cultivation and cloning, and related fields. Among them, in 2002, he received the gold award of Century Cup in Academic Exchange Conference about China’s Entry into WTO, High and New Pharmaceutical Technology and Chinese Traditional Medicine Development. On December 28, 2007, he was granted “Contribution Award of Guangcai Program and Land Forestation” by Ministry of Forestry, All-China Federation of Industry and Commerce and China Society for Promotion of Guangcai Program.

The specific experience, qualifications, attributes and skills that led to the conclusion that Madame Qi should serve as a director of the Company include her background as a technician in the Weihe Forestry Administration, located in Heilongjiang Province, the province where the Company’s operations are located. Additionally, Madame Qi was an integral part of an asexual cultivation and cloning technology of the yew trees project from 1984 to 1995. She was in charge of project organization and implementation, and as well as documenting the auditing and result analysis of the project, giving her specific experience in the Company’s patent technologies, in-depth knowledge of yew tree production technology and yew tree production costs controls.

Involvement in Certain Legal Proceedings

None of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. There have been no events under any bankruptcy act, no criminal proceedings or judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Family Relationships

Mr. Wang and Ms. Qi are husband and wife. There are no other family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. During the most recent fiscal year, to the Company’s knowledge, no filing delinquencies occurred.

CORPORATE GOVERNANCE

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act and an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We do not have standing audit, compensation and corporate governance committees, or committees performing similar functions. Our Board, as a whole, handles the matters usually addressed by such committees. Mr. Wang and Mrs. Qi are also executive officers of the Company.

At this time, we have not adopted corporate governance guidelines, a code of business conduct, a code of ethics or a related party transaction policy. We anticipate that as we become more familiar with the obligations of U.S. public companies, we will implement appropriate corporate governance structures to comply with SEC and/or stock exchange requirements that would be applicable to us at such time.

We maintain a corporate website and post our SEC filings on a page of that website. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Board of Directors

Director Independence

The Board will consist of three members, none of whom meet the independence requirements of the Nasdaq Stock Market as currently in effect.

Meetings of the Board

Each of the directors attended 100% of the aggregate number of meetings of the Board in 2017 through the date hereof.

Board Leadership

Our Company is led by Zhiguo Wang, who has served as both our Chief Executive Officer and Chairman of the Board since our incorporation in 2007. Our Board leadership structure is the traditional one most commonly utilized by other public companies in the United States, and we believe that this leadership structure has been effective for our Company. We believe that having a combined Chief Executive Officer/Chairman of the Board provides the right form of leadership and balance for our Company, given our small size. This structure provides us with a single leader for our company to ensure continuity of our operational, executive and Board functions.

Other Corporate Governance

We do not have standing audit, compensation and corporate governance committees, or committees performing similar functions. We have not adopted a code of ethics. We anticipate that as we become more familiar with the obligations of U.S. public companies, we will implement appropriate corporate governance structures to comply with SEC and/or stock exchange requirements. We intend to comply with all corporate governance requirements applicable to us at this time.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Yew Bio-Pharm Group, Inc., 9460 Telstar Avenue, Suite 6, El Monte, California 91731 or by e-mail to hpang@yewbiopharm.com.

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PROPOSAL 2

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AFFECT A REVERSE STOCK SPLIT TO THE COMPANY'S COMMON STOCK

We are seeking shareholder approval to grant the Board discretionary authority to amend the Company's Articles of Incorporation to affect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than four (4) shares and not more than eight (8) shares, into one share of Common Stock at any time prior to June 30, 2018 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal, on November 2, 2017.

Even if the shareholders approve the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. If this Reverse Split Proposal is approved by the shareholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options and shares of Common Stock issued under the Company's 2012 Stock Option Plan (the “Option Plan”) and the Founder’s Options issued in 2012. Under these plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to affect a reverse stock split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;

●	Appeal to a broader range of investors to generate greater investor interest in the Company; and

●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTC:QB (“YEWB”). Both the NYSE and the NASDAQ require a minimum trading price per share in order to list on either exchange. The NYSE and the NASDAQ Rules and Regulations, require among other things, that in order to list on their exchanges, the average closing price of a company's common stock must be at least $3.00 or $4.00 per share over a consecutive 30 trading-day period.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in which we and other yew tree farmers and producers companies (“Yew Tree Producers”) are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an independent Yew Tree Producer company, we believe that we may be particularly sensitive to this type of negative public perception and, if this Reverse Split Proposal is approved, our Board of Directors would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

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Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the Board of Directors elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every four (4) to eight (8) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder's percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain listing on the NYSE or NASDAQ to meet their listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of November 2, 2017:

	Current	After Reverse Split if 1:4 Ratio is Selected	After Reverse Split if 1:8 Ratio is Selected
Authorized Common Stock	140,000,000	140,000,000	140,000,000
Common Stock issued and outstanding	51,875,000	12,968,750	6,484,375
Common Stock issuable upon exercise of outstanding stock options under Stock Option Plan	7,800,000	1,950,000	975,000
Common Stock reserved for issuance for future grants under Stock Option Plan	7,200,000	1,800,000	900,000
Common Stock available for issuance upon exercise of Founder’s Stock Options	22,805,512	5,701,378	2,850,689

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

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Require Adjustment to Currently Outstanding Securities Exercisable into Shares of our Common Stock - A reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under our 2012 Stock Option Plan - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available with respect to options granted under our 2012 Stock Option Plan so as to avoid the effect of increasing the value of options previously granted.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company's current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-four (1:4) or not more than one-for-eight (1:8), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 100 shares of our Common Stock, he or she would hold 25 shares of Common Stock following a one-for-four reverse stock split, or 13 shares of Common Stock following a one-for-eight reverse stock split, in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder's address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

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Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the reverse stock split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

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Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fractional as a result of the Reverse Split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even if the authority to effect a reverse stock split has been approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

The holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person, represented by proxy or by means of remote communication, shall constitute a quorum for all purposes at the 2017 Annual Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required for approval of the Reverse Split Proposal.

Recommendation of the Board of Directors

The Board recommends a vote FOR Proposal 2 to grant the Board the discretionary authority to affect a reverse stock split.

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PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of MaloneBailey, LLP (“MaloneBailey”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and such appointment is being submitted to our shareholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on November 2, 2017 by written consent in lieu of a shareholder meeting.  MaloneBailey is considered by our management to be well qualified.

Audit and Other Fees

Since December 31, 2012, MaloneBailey has served as our independent registered public accounting firm. The following table summarizes the fees charged by MaloneBailey for the services rendered to the Company during its terms of engagement in 2015 and 2016:

	Years ended December 31,
	2015	2016
Audit Fees (1)	$86,000		$86,000
Audit-Related Fees	$1,361		$889
Tax Fees	$-0-	$
All Other Fees	$-0-	$
Total Fees	$87,361		$86,889

(1)	Represents aggregate fees charged by MaloneBailey for its annual audits and quarterly reviews.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2016, 2015 and 2014. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Zhiguo Wang President,	2016	6,320	—	—	—	—	—	—	6,320
Chief Executive Officer	2015	6,031	—	—	—	—	—	—	6,031
	2014	5,855	—	—	—	—	—	—	5,855

Guifang Qi	2016	69,600	—	—	—	—	—	—	69,600
Treasurer, YBP and Vice General Manager, HDS	2015	51,860	—	—	—	—	—	—	51,860
	2014	39,904							39,904

Employment Agreements

We have entered into employment agreements with our Chinese executive officers in the form and with the provisions specified by the Harbin Labor and Social Security Bureau. The provisions of these agreements are not negotiable and do not vary other than providing the term, title and salary of the individual employee.

Currently we have no employment agreement with Mr. Wang.

We entered into an employment agreement with Madame Qi for a three-year term, commencing April 10, 2012 and terminating on April 9, 2015. Madame Qi’s compensation under the agreement was RMB 5,000 per month. In April, 2014, Madame Qi began working in the Company’s office in the United States and her salary was revised to $4,000 per month. Since January, 2017, Madame Qi’s salary had been revised to $5,900 per month based on her performance and operation for the company’s U.S. office.

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Outstanding Equity Awards at Fiscal Year-End

On December 13, 2012, at a special meeting of our shareholders (the “Special Meeting”), our shareholders approved the issuance of a stock purchase option (each, a “Founder’s Option” and collectively, the “Founders’ Options”) to Zhiguo Wang, Guifang Qi and Xingming Han (collectively, the “Founders”). Following the Special Meeting, the Board met on December 13, 2012 and, among other things, issued the Founders’ Options to the Founders.

The terms of each Founder’s Option are identical to each other except for the name of the optionee and the number of shares of the Company’s common stock subject to each such Founder’s Option. The principal terms of the Founders’ Options include the following:

●	each Founder’s Option is fully vested upon issuance;

●	Mr. Wang’s and Ms. Qi’s options expire on December 31, 2019 and Mr. Han’s options expire on December 13, 2017;

●	each Founder’s Option is exercisable at $0.22 per share; and

●	each Founder’s Option has a cashless exercise feature, pursuant to which, at the optionee’s election, he or she may choose to deliver previously-owned shares of YBP common stock in payment of the exercise price or not pay the exercise price of the Founder’s Option and receive instead a reduced number of shares of YBP common stock reflecting the value of the number of shares of YBP common stock equal to the difference, if any, between the aggregate fair market value of the shares issuable upon exercise of the Founder’s Option and the exercise price of the Founder’s Option.

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding at December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Zhiguo Wang	20,103,475	—	—	0.22	12/31/2019	—	—	—	—
Guifang Qi	2,488,737	—	—	0.22	12/31/2019	—	—	—	—

We are authorized to issue up to 15,000,000 shares of common stock for grants under the 2012 Plan, which was adopted by our Board of Directors on September 25, 2012 and approved by our shareholders at the Special Meeting on December 13, 2012.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders	7,800,000	$0.22	7,200,000

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Bonuses and Deferred Compensation

We have no bonus, deferred compensation or retirement plan. Decisions regarding compensation are determined by our board of directors.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Board of Directors and Director Compensation

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. We do not currently have any independent directors. Our directors do not receive compensation for serving in such capacity.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of November 2, 2017, the number of shares of our common stock owned of record and beneficially by all directors, executive officers, nominees for director and persons who beneficially own more than 5% of the outstanding shares of our common stock:

Name and Address *	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Directors and Executive Officers:
Zhiguo Wang (2)(3)
No.234, Gexin Street
Nangang District, Harbin City
People’s Republic of China	47,363,026	63.4%

Guifang Qi (2)(4)
No.234, Gexin Street
Nangang District, Harbin City
People’s Republic of China	47,363,026	63.4%

Xuehai Wu(5)
Room 503, Unit 2, No 117, North No. 7 Street
Daowai District, Harbin City
People’s Republic of China	200,000	*

All Directors and Executive Officers and Nominees as a group (3 persons)	47,563,026	63.7%

*	less than 1%
(1)	Percentage ownership is based on 74,680,512 shares of YBP common stock deemed outstanding on November 2, 2017, assuming exercise of all outstanding Founders’ Options, all of which are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Zhiguo Wang and Guifang Qi are husband and wife.
(3)	Consists of (i) 20,103,475 shares held by Mr. Wang; (ii) 2,439,737 shares held by Madame Qi; (iii) 2,227,602 shares held by an immediate family member living in Mr. Wang’s and Madame Qi’s residence and as to which Mr. Wang disclaims beneficial ownership; (iv) 20,103,475 shares which are issuable upon exercise of the Founder’s Option issued to Mr. Wang, which option is exercisable within 60 days; and (v) 2,488,737 shares which are issuable upon exercise of the Founder’s Option issued to Madame Qi, which option is exercisable within 60 days.
(4)

Consists of (i) 2,439,737 shares held by Madame Qi; (ii) 20,103,475 shares held by Mr. Wang; (iii) 2,227,602 shares held by an immediate family member living in Mr. Wang’s and Madame Qi’s residence and as to which Madame Qi disclaims beneficial ownership; (iv) 2,488,737 shares which are issuable upon exercise of the Founder’s Option issued to Madame Qi, which option is exercisable within 60 days; and (v) 20,103,475 shares which are issuable upon exercise of the Founder’s Option issued to Mr. Wang, which option is exercisable within 60 days.

(5)	Mr. Wu owns options which are exercisable into 200,000 shares within 60 days.

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Certain Relationships and Related Transactions and Director Independence

On January 9, 2010, the Company entered into a Cooperation and Development Agreement (the “Development Agreement”) with Yew Pharmaceutical. Pursuant to the Development Agreement, for a period of ten years expiring on January 9, 2020, the Company shall supply cultivated yew raw materials to Yew Pharmaceutical that will be used by Yew Pharmaceutical to make traditional Chinese medicines and other pharmaceutical products, at price of RMB 1,000,000 (approximately $158,000) per metric ton. In addition, the Company entered into a series of wood ear mushroom selling agreements with Yew Pharmaceuticals, pursuant to which the Company sells wood ear mushroom collected from local peasants to Yew Pharmaceuticals for manufacturing of wood ear mushroom products. Furthermore, the Company entered into a series of yew candles and pine needle extracts purchase agreements with Yew Pharmaceuticals, pursuant to which the Company purchases yew candles and pine needle extracts as finished goods and then sells to third party.

For the years ended December 31, 2016 and 2015, total sales to Yew Pharmaceutical under the above agreement amounted to $28,766,815 and $16,774,905, respectively. At December 31, 2016 and 2015, the Company had $6,941,931 and $6,484,804 accounts receivable from Yew Pharmaceutical, respectively.

For the year ended December 31, 2016, the total purchase of yew candles, essential yew oil soap and pine needle extracts from Yew Pharmaceutical amounted to $34,824,694, of which $21,996,839 was included in the cost of revenues of $22,189,297 to the third party, with $5,183,869 inventory balance remained as of December 31, 2016. For the year ended December 31, 2015, the total purchase of yew candles and pine needle extracts from Yew Pharmaceutical amounted to $9,699,008, of which $9,084,571 was included in the cost of revenues of $11,436,423 to the third party, with $614,437 inventory balance remained as of December 31, 2015.

For the years ended December 31, 2016 and 2015, HYF purchased wood ear mushroom extracts from Yew Pharmaceutical in the amount of $5,235 and $41,319, respectively. HYF had accounts payable of $47,149 and $41,319 to Yew Pharmaceutical at December 31, 2016 and 2015, respectively.

During the year ended December 31, 2015, HDS provided advances in the amount of RMB 220,000 (approximately $35,000) to Yew Pharmaceutical. The advances to Yew Pharmaceutical in 2015 was received in full with, no interest charged as of December 31, 2015.

At December 31, 2016 and December 31, 2015, HYF had $37,457 and $40,071, respectively, due to Yew Pharmaceutical, which represents an unsecured loan bearing no interest and payable on demand and was included in due to related parties on the accompanying consolidated balance sheets.

The Company entered into a Technology Development Service Agreement dated January 1, 2010 (the “Technology Agreement”) with Kairun. The term of the Technology Agreement was two years. Under the Technology Agreement, Kairun provides the Company with testing and technologies regarding utilization of yew trees to extract taxol and develop higher concentration of taxol in the yew trees the Company grow and cultivate. For these services, the Company agreed to pay Kairun RMB200,000 (approximately $32,000) after the technologies developed by Kairun are tested and approved by the Company. The Company will retain all intellectual property rights in connection with the technologies developed by Kairun. Kairun may not provide similar services to any other party without the Company’s prior written consent. In February 2012, we entered into a supplemental agreement with Kairun, extending the term of the Technology Agreement indefinitely until project results specified in the original Technology Agreement have been achieved. Kairun is owned directly and indirectly primarily by Mr. Wang and Madame Qi. As of December 31, 2016, and 2015, Kairun has not yet completed the services provided for in the Technology Agreement and, therefore, no payment was made to Kairun.

For the year ended December 31, 2015, the Company purchased yew seeding from ZTC in the amount of $584,640, which was included in the cost of revenues of $11,436,423 to the third party. No purchase was made from ZTC for the year ended December 31, 2016. As of December 31, 2016, and 2015, the Company had no accounts payable to ZTC.

During the year ended December 31and 2015, HDS sold certain inventories to Hongdoushan Bio-Pharmaceutical Co., Ltd. (“HBP”) in the amount of $4,691. As of December 31, 2016, and 2015, the Company had accounts receivable from HBP in the amount of $0 and $4,691, respectively.

For the year ended December 31, 2016, HBP paid off operation expense on behalf of HYF in the amount of $34,320. As of December 31, 2016, HYF had due to HBP in the amount of $58,178, which was included in due to related parties in the accompanying consolidated balance sheets. As of December 31, 2015, HYF had due to HBP in the amount of $27,097, which represents an unsecured loan bearing no interest and payable on demand.

On September 25, 2015, HDS entered into a property and equipment transfer agreement with HBP, pursuant to which HDS transferred a used vehicle, with carrying amount of RMB 22,348, to HBP in exchange for RMB 220, 000 (approximately $35,000). Since the transfer occurred between entities under common control, HDS recorded the excess of the proceeds over carrying amount of $31,790 as an adjustment to shareholders’ equity (additional paid-in capital).

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On March 25, 2005, the Company entered into an Agreement for the Lease of Seedling Land with ZTC (the “ZTC Lease”). Pursuant to the ZTC Lease, the Company leased 361 mu of land from ZTC for a period of 30 years, expiring on March 24, 2035. Annual payments under the ZTC Lease are RMB 162,450 (approximately $26,000). The payment for the first five years of the ZTC Lease was due prior to December 31, 2010 and beginning in 2011, the Company is required to make full payment for the land use rights in advance for each subsequent five-year period. For the years ended December 31, 2016 and 2015, rent expense related to the ZTC Lease amounted to $24,443 and $26,128, respectively. At December 31, 2016 and 2015, prepaid rent to ZTC amounted to $76,035 and $106,370 which was included in prepaid expenses-related party in the accompanying consolidated balance sheets.

On January 1, 2010, the Company entered into a lease for office space with Mr. Wang (the “Office Lease”). Pursuant to the Office Lease, annual payments of RMB15, 000 (approximately $2,000) are due for each of the term. The term of the Office Lease is 15 years and expires on December 31, 2025. For the years ended December 31, 2016 and 2015, rent expense related to the Office Lease amounted to $2,257 and $2,413, respectively. As of December 31, 2016, and 2015, the unpaid rent was $221 and $1,138, respectively, which was included in due to related parties in the accompanying consolidated balance sheets.

On July 1, 2012, the Company entered into a lease for office space with Mr. Wang (the “JSJ Lease”). Pursuant to the JSJ Lease, JSJ leases approximately 30 square meter of office space from Mr. Wang in Harbin. Rent under the JSJ Lease is RMB10,000 (approximately $1,600) annually. The term of the JSJ Lease is three years and expires on June 30, 2015. On July 1, 2015, the Company and Mr. Wang renewed the JSJ Lease. The renewed lease expires on June 30, 2018. For the years ended December 31, 2016 and 2015, rent expense related to the JSJ Lease amounted to $1,505 and $1,608, respectively. As of December 31, 2016, and 2015, the unpaid rent was $3,600 and $2,311, respectively, which was included in due to related parties in the accompanying consolidated balance sheets.

Pursuant to the Wuchang Pingfangdian Forestry Centre Contract, HDS acquired 2,565 mu (approximately 428.36 acres) located at Wuchang Pingfangdian Forestry Centre in Helongjiang Province, PRC. The term of the contract is 38 years, through November 7, 2051. During the term of the Wuchang Pingfangdian Forestry Centre Contract, HDS plans to harvest cut and replant the trees, sell the harvest cutting logs, promote the growth of the young trees accordingly, as well as plant yew trees of five years old or above based on the condition of the harvest cutting.

We have received advances from, and in the past, we have provided advances to, certain of our directors, officers and/or related parties, as follows:

Name of related parties	2016	2015
Zhiguo Wang and other shareholders	$778,739	$694,076

These advances are unsecured and payable on demand.

The original structuring of the Company and the second restructure of the Company that we implemented in 2010 (the “Second Restructure”) involved transactions between the Company and Zhiguo Wang, Guifang Qi, who are also our directors and executive officers, and Xingming Han, a former director of the Company (collectively, the “HDS Shareholders”). These transactions were not negotiated at arm’s length. While we have not discovered any precedent under Nevada law for a transaction like the Second Restructure, it is possible that the Second Restructure should have been approved by YBP’s shareholders because it may be viewed as having involved the sale of all or substantially all of YBP’s assets in that the stock of HDS was transferred from a wholly-owned subsidiary, JSJ, to the HDS Shareholders. However, because the Company was not yet subject to the reporting obligations of the Exchange Act, YBP was unable to issue a proxy statement to its shareholders in connection with such approval. The Company sought and obtained shareholder ratification of the Second Restructure and all of the transactions effected in connection therewith at the Special Meeting on December 13, 2012.

The terms of the Founders’ Options had not been determined as a result of arm’s-length negotiations. The Board of Directors of YBP, which consists of the same persons who were the HDS Shareholders and the grantees of the Founders’ Options, sought and obtained shareholder approval of the issuance of the Founders’ Options at the Special Meeting on December 13, 2012. In September, 2017, the Board extended the expiration date of the options for Mr. Wang and Ms. Qi from December 13, 2017 to December 31, 2019.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Zhiguo Wang
Zhiguo Wang, Chief Executive Officer

November __, 2017

El Monte, California

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